Exhibit 99.2
Unaudited pro forma condensed combined financial information

The following unaudited pro forma condensed combined financial data are based on the historical financial statements of the Company and the historical financial statements of Magnetek.

The Company's fiscal year ends on March 31st. Magnetek's fiscal year ended on the Sunday closest to December 31st. As both the Company's and Magnetek's fiscal year ends differ by 93 days or less, the pro forma condensed combined financial statements presented herein have been presented using the different fiscal periods as discussed below.

For the twelve months ended pro forma condensed combined statement of operations, the Company's fiscal year ended March 31, 2015 and Magnetek's fiscal year ended December 28, 2014 have been combined. For the three months ended pro forma condensed statement of operations and the pro forma condensed combined balance sheet, the Company's first quarter ended June 30, 2015 and Magnetek's first quarter ended March 29, 2015 have been combined.

The information included in the “CMCO historical” column of the unaudited pro forma condensed combined financial data sets forth the Company’s historical balance sheet data as of June 30, 2015 and the Company’s historical statements of operations data for the year ended March 31, 2015 and the three months ended June 30, 2015, which data are derived from the Company’s audited and unaudited consolidated financial statements which have been previously filed in the Company’s Annual Report on Form 10-K filed May 28, 2015 and its Quarterly Report on Form 10-Q filed July 31, 2015, respectively.

The information included in the “MAG historical” column of the unaudited pro forma condensed combined financial data sets forth Magnetek's historical balance sheet data as of March 29, 2015 and Magnetek's historical statement of operations data for the year ended December 28, 2014 and the three months ended March 29, 2015, which data are derived from Magnetek's audited and unaudited consolidated financial statements which have been previously filed in Magnetek’s Annual Report on Form 10-K filed March 20, 2015 and its Quarterly Report on Form 10-Q filed May 13, 2015, respectively

The information contained in the “Pro forma” column of the unaudited pro forma condensed combined balance sheet gives effect to the Acquisition as if it had occurred on June 30, 2015.

The information included in the “Pro forma” column of the unaudited pro forma condensed combined statements of operations for the year ended March 31, 2015 and the three months ended June 30, 2015 gives effect to the Acquisition as if it had occurred on April 1, 2014.

The unaudited pro forma adjustments are based on available information and certain assumptions that we believe are reasonable. These unaudited pro forma adjustments include a preliminary allocation of the purchase price of Magnetek based on a preliminary estimate of fair market value. The final allocation of the purchase price to the acquired assets and liabilities will be completed as soon as the Company is able to complete a full valuation of the acquired assets and liabilities. Pro forma adjustments have been recorded:

•	to record inventory of Magnetek at estimated fair market value;

•	to record the property, plant and equipment of Magnetek at estimated fair market value and adjustments to the related depreciation;

•	to record identifiable intangible assets of Magnetek at estimated fair market value and adjustments to the related amortization;

•	to record Magnetek's pension liability at fair value and eliminate its closing balance of accumulated other comprehensive loss associated with the pension;

•	to reclassify certain balance sheet and income statement lines to conform with the Company's accounting policies;

•	to record additional debt incurred in connection with the acquisition of Magnetek and the related interest expense.

•	to record deferred income taxes related to the above pro forma adjustments;

Our unaudited pro forma financial data do not purport to present what our actual financial position or results would have been if the events described above had occurred as of the dates indicated and are not necessarily indicative of our future financial position or results. For example, we expect our future results to be affected by the following factors, among others:

•
In connection with the Acquisition in September 2015, at the date of acquisition we must record Magnetek's inventory and backlog on our consolidated balance sheet at fair market value. Our margins from the Magnetek business will be depressed in the second, third, and fourth quarters of fiscal 2016 as we sell the inventory and backlog acquired. Additionally, the recording of Magnetek's acquired inventory and backlog at fair market value will result in additional deferred tax liabilities reducing our consolidated deferred tax assets.

•
We will be required to record identifiable intangible assets and property, plant and equipment acquired with Magnetek on our consolidated balance sheet at fair market value at the date of acquisition. Any resulting write-up of assets will increase our depreciation and amortization expense when we depreciate or amortize the acquired assets and will reduce gross profit, operating income, income from continuing operations and net income, and such reductions may be significant. Based upon our past acquisitions and the nature of the assets acquired in the Acquisition, we expect to recognize, when we complete our fair market value calculations, identifiable intangible assets such as trademarks/patents, unpatented technology, and customer relationships. We will not complete our fair market value calculations of these assets until later in fiscal 2016, therefore, the amounts included herein are based on preliminary estimates. The actual values determined when the valuation is completed could vary materially from the amounts shown herein. Amortization periods to be used for these identifiable intangible assets and property, plant and equipment acquired will be based primarily upon the estimated useful lives of the assets, which at this point are based upon our preliminary estimates. The actual useful lives could vary materially from the lives shown herein. Additionally, the completion of the valuation of intangible assets and the recording of the acquired property, plant and equipment at fair market value will give rise to adjustments in deferred tax assets and liabilities.

•
In connection with the Acquision, at the date of acquisition we must record Magnetek's pension liability at fair value and eliminate the previously recorded unrecognized actuarial loss recorded in accumulated other comprehensive loss. This will result in pension gains or expenses that are different from what Magnetek had historically experienced.

•
In connection with the Acquisition, at the date of acquisition there were certain deferred tax assets acquired that had previously been reserved through a deferred tax asset valuation allowance by Magnetek. The Company will be able to utilize some of these deferred tax assets and as a result, the Company's effective tax rate will differ from the the rate historically experienced by Magnetek.

The unaudited pro forma condensed combined financial data set forth below should be read in conjunction with the audited consolidated financial statements and the related notes of the Company and Magnetek, and the unaudited consolidated financial statements and the related notes of the Company and Magnetek.

Unaudited pro forma condensed combined
balance sheet as of June 30, 2015
(in thousands)

	CMCO Historical	MAG Historical	Proforma adjustments		Pro forma combined
	As of June 30, 2015	As of March 29, 2015
ASSETS:
Current assets:
Cash and cash equivalents	$58,064	$7,129	$—		$65,193
Restricted cash		262	(262)	(1)	—
Trade accounts receivable	71,939	17,476	(332)	(2)	89,083
Inventories	110,892	14,289	668	(3)	125,849
Prepaid expenses and other	25,347	785	(7,225)	(4)	18,907
Total current assets	266,242	39,941	(7,151)		299,032
Property, plant, and equipment, net	92,207	2,945	3,415	(5)	98,567
Goodwill	121,046	30,307	24,791	(6)	176,144
Other intangibles, net	20,117		116,755	(7)	136,872
Marketable securities	19,646		—		19,646
Deferred taxes on income	30,027		33,514	(8) (11)	63,541
Other assets	8,755	4,072	262	(1)	13,089
Total assets	$558,040	$77,265	$171,586		$806,891

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
Trade accounts payable	$27,890	$9,192	$(1,728)	(13)	$35,354
Accrued liabilities	48,748	4,374	8,545	(14)	61,667
Current portion of long term debt	13,299		40,000	(9)	53,299
Total current liabilities	89,937	13,566	46,817		150,320
Senior debt, less current portion	1,366		—		1,366
Term loan and revolving credit	108,846		150,672	(9)	259,518
Pension benefit obligations, net		26,186	(26,186)	(10)	—
Deferred income taxes		9,813	(9,813)	(11)	—
Other non current liabilities	77,756	828	44,600	(10) (12)	123,184
Total liabilities	277,905	50,393	206,090		534,388
Shareholders' equity:
Voting common stock	201	36	(36)	(15)	201
Additional paid-in capital	203,218	150,254	(150,254)	(15)	203,218
Retained earnings (accumulated deficit)	164,722	(7,871)	239	(15)	157,090
Accumulated other comprehensive loss	(88,006)	(115,547)	115,547	(15)	(88,006)
Total shareholders' equity	280,135	26,872	(34,504)		272,503
Total liabilities and shareholders' equity	$558,040	$77,265	$171,586		$806,891

See accompanying notes to these unaudited pro forma condensed combined financial statements.

Unaudited pro forma condensed combined statement of
operations for the year ended March 31, 2015
(dollars and shares in thousands, except per share amounts)

	CMCO Historical	MAG Historical	Proforma adjustments	(1) (7)	Pro forma combined
	Year ended March 31, 2015	Year ended December 28, 2014
Net sales	$579,643	$109,713	$(1,105)	(2)	$688,251
Cost of products sold	398,036	69,762	135	(2)	467,933
Gross profit	181,607	39,951	(1,240)		220,318
Selling expenses	69,819		11,612	(6)	81,431
General and administrative expenses	54,874		54,069	(6)	108,943
Amortization of intangibles	2,266		5,216	(3)	7,482
Research and development		3,174	(3,174)	(6)	—
Pension expense		40,349	(40,349)	(6)	—
Sales, general and administrative		22,158	(22,158)	(6)	—
Income (loss) from operations	54,648	(25,730)	(6,456)		22,462
Interest and debt expense	12,390		4,632	(4)	17,022
Cost of bond redemption	8,567		—		8,567
Investment (income) loss	(2,725)		—		(2,725)
Foreign currency exchange loss (gain)	863		—		863
Other income, net	(462)		—		(462)
Income (loss) from continuing operations before income tax expense (benefit)	36,015	(25,730)	(11,088)		(803)
Income tax expense (benefit)	8,825	715	(4,213)	(5)	5,327
Income (loss) from continuing operations	$27,190	$(26,445)	$(6,875)		$(6,130)

Weighted-average basic shares outstanding	19,939				19,939
Weighted-average diluted shares outstanding	20,224		(285)	(8)	19,939

Basic income per share from continuing operations	$1.36				$(0.31)

Diluted income per share from continuing operations	$1.34				$(0.31)

See accompanying notes to these unaudited pro forma condensed combined financial statements.

Unaudited pro forma condensed combined statement of
operations for the three months ended June 30, 2015
(dollars and shares in thousands, except per share amounts)

	CMCO Historical	MAG Historical	Proforma adjustments	(1) (7)	Pro forma combined
	Three months ended June 30, 2015	Three months ended March 29, 2015
Net sales	$136,236	$26,612	$(290)	(2)	$162,558
Cost of products sold	92,652	17,213	26	(2)	109,891
Gross profit	43,584	9,399	(316)		52,667
Selling expenses	16,598		2,895	(6)	19,493
General and administrative expenses	15,102		3,996	(6)	19,098
Amortization of intangibles	593		1,304	(3)	1,897
Research and development		899	(899)	(6)	—
Pension expense		502	(502)	(6)	—
Sales, general and administrative		5,490	(5,490)	(6)	—
Income (loss) from operations	11,291	2,508	(1,620)		12,179
Interest and debt expense	1,156		1,158	(4)	2,314
Investment (income) loss	(128)		—		(128)
Foreign currency exchange loss (gain)	(185)		—		(185)
Other income, net	(5)		—		(5)
Income from continuing operations before income tax expense (benefit)	10,453	2,508	(2,778)		10,183
Income tax expense (benefit)	3,542	41	(1,055)	(5)	2,528
Income (loss) from continuing operations	$6,911	$2,467	$(1,723)		$7,655

Weighted-average basic shares outstanding	20,022				20,022
Weighted-average diluted shares outstanding	20,229				20,229

Basic income per share from continuing operations	$0.35				$0.38

Diluted income per share from continuing operations	$0.34				$0.38

See accompanying notes to these unaudited pro forma condensed combined financial statements.

Notes to the unaudited pro forma condensed combined balance sheet.

(1)    Reclassification of $262,000 in restricted cash to conform with the Company's presentation as other assets.

(2)    Represents the adjustment to accounts receivable as a result of eliminating intercompany activity and the alignment of accounts receivable reserves to the accounting policies of the Company.

(3)*    Represents the adjustment to record the acquired inventory at its estimated fair value. This also includes the adjustment to inventory as a result of the alignment of inventory accounting policies of the Company relating to the calculation of slow moving inventory.

(4)*    Represents the allocation of $650,000 of the purchase price to backlog and the reclassification of $8,552,000 of current deferred tax liabilities to deferred tax assets. This is net of a $677,000 reduction in working capital from the historical balance sheet to the balance sheet as of September 2, 2015.

(5)*    Represents the adjustment to reflect property, plant and equipment at the Company's preliminary estimate of fair market value.

(6)*    Reflects adjustments to remove Magnetek's historical goodwill and record estimated goodwill resulting from the Acquisition, as if the Acquisition had occurred on June 30, 2015. The acquired assets and liabilities are reflected at their preliminarily estimated fair values with the excess consideration recorded as goodwill. The purchase price and goodwill have been calculated as follows:

(Dollars in thousands)
Consideration:
Purchase price	$190,672
Less: net value of assets acquired	$135,574
Goodwill Balance	$55,098

The net book value of assets acquired has been calculated as follows:

Assets acquired	$250,144
Liabilities Assumed	$(114,570)
Net book value of assets acquired	$135,574

(7)*    Reflects the preliminarily estimated fair value of the identifiable intangible assets acquired.

(Dollars in thousands)	Fair value	Weighted Average Useful life (in years)
Trademark	$26,600	Indefinite life
Patents and technology	9,910	17.4
In-process research and development	160	20.0
Engineered drawings	28,494	17.6
Customer relationships	51,400	19.2
IP Addresses	191	Indefinite life
Total identifiable intangible assets	$116,755

(8)*    Reflects the net deferred tax assets acquired, including approximately $62,000,000 in net operating losses offset by other deferred tax liabilities relating to opening balance temporary differences. This also reflects the reduction of the valuation allowance recorded against Magnetek's deferred tax assets. Because Magnetek will be included in the Company's consolidated tax return following the acquisition, the Company has determined that the combined entities will generate sufficient taxable income to realize Magnetek's deferred tax assets, subject to certain limitations.

(9)    Reflects adjustments for the following changes in borrowings used to finance the acquisition of Magnetek:

Dollars in thousands	Actual balance June 30, 2015	Net borrowings	Pro forma balance June 30, 2015
Term loan	$121,346	$—	$121,346
Revolving credit facility	$—	$190,672	$190,672
Other debt	$2,165	$—	$2,165
Less: current maturities	$13,299	$40,000	$53,299
Total long-term debt	$110,212	$150,672	$260,884

Interest rates on revolver borrowings are determined on the basis of either a Eurocurrency rate or a Base rate plus an applicable margin based upon the Company's Total Leverage Ratio (as defined in the New Credit Agreement).

(10)    Reclassification of $26,186,000 in pension liabilities to conform with the Company's presentation as other non current liabilities.

(11)    Reclassification of long term deferred tax liabilities to conform with the Company's presentation as other non current assets for temporary differences that exist in the same tax jurisdictions.

(12)    In addition to the reclassification adjustment discussed above in note (10), remaining adjustment relates to long term liabilities identified and recorded during the purchase accounting process. These primarily include a $16,929,000 increase to the long term pension liability and $1,223,000 in additional product liability.

(13)    Adjustments represent the elimination of intercompany accounts payable and certain adjustments to existing liabilities.

(14)    Adjustment primarily relates to the accrual of acquisition costs and acquisition-related severance costs totaling $7,632,000.

(15)    Reflects the elimination of Magnetek's shareholders' equity as of March 29, 2015 and adjusting for the acquisition costs described in Note 14 above.

*    We have preliminarily estimated the fair value of tangible assets, identifiable intangible assets, and property, plant and equipment acquired in the Acquisition.The final valuation could result in a material difference from the amounts shown. Any change to the preliminarily estimated fair values will result in an increase or reduction of the depreciation and amortization expenses when we depreciate or amortize the acquired assets, which could impact gross profit, operating income, income from continuing operations and net income, and such impacts may be significant.

Notes to the unaudited pro forma condensed combined income statement.

(1)    For purposes of the unaudited pro forma condensed combined statements of operations, we have used the preliminary purchase price paid in connection with the Acquisition. We have not completed the final allocation of the purchase price to our assets and liabilities; such final allocation will be completed within one year. Therefore, the acquired assets and liabilities are reflected at their preliminarily estimated fair values with the excess consideration recorded as goodwill. We have preliminarily estimated the fair value of tangible assets, identifiable intangible assets, and property, plant and equipment acquired in the Acquisition. The final valuation could result in a material difference from the amounts shown. Any change to the preliminarily estimated fair values will result in an increase or reduction of the depreciation and amortization expenses when we depreciate or amortize the acquired assets, which could impact gross profit, operating income, income from continuing operations and net income, and such impacts may be significant.

(2)    Represents the elimination of intercompany sales and their related expenses as well as additional depreciation expense related to recording Magnetek's fixed assets at fair value:

	Increase /(Decrease)
Dollars in thousands	Year ended March 31, 2015	Three months ended June 30, 2015
Net sales	$(1,105)	$(290)
Cost of products sold	135	26
Gross profit	(1,240)	(316)

(3)    Represents the adjustment to reflect the amortization resulting from the acquired identifiable intangible assets. The following table presents an analysis of this adjustment:

	Increase /(Decrease)
Dollars in thousands	Year ended March 31, 2015	Three months ended June 30, 2015
Amortization of identifiable intangible assets acquired	$5,216	$1,304

Amortization of the identified backlog intangible asset has been excluded from the above adjustment due to the fact that it is non-recurring and does not have continuing impact to the Company’s statement of Operations.

(4)     Represents the estimated increase in interest expense for the periods indicated incurred as part of the financing for the transaction.

Dollars in thousands	Year ended March 31, 2015	Three months ended June 30, 2015
Interest expense related to revolving credit facility	$4,632	$1,158

(5)    Reflects the tax effect of our pro forma adjustments at the statutory rate of 38% for the period to which the adjustments pertain.

(6)    Represents the reclassification of operating expenses to conform with the Company's accounting policies as follows:

	Increase /(Decrease)
Dollars in thousands	Year ended March 31, 2015	Three months ended June 30, 2015
Selling expenses	$11,612	$2,895
General and administrative expenses	54,069	3,996
Research and development expense	(3,174)	(899)
Pension expense	(40,349)	(502)
Sales, general and administrative expense	(22,158)	(5,490)
Net income	$—	$—

(7)    The pro forma income statement excludes certain nonrecurring adjustments that do not have a continuing impact on the combined companies. These nonrecurring adjustments will be fully recognized in the Company's financial statements over the next 12 months. These adjustments include acquisition costs of $5,332,000, acquisition-related severance costs of $2,300,000, inventory amortization of $877,000, and backlog amortization of $650,000.

(8)    Represents the adjustment to exclude the effects of employee stock options and other share-based awards from the computation of pro forma diluted income per share from continuing operations because including such shares would be antidilutive.